UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 30, 2011

NEOPROBE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-26520	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

425 Metro Place North, Suite 300, Columbus, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Effective August 17, 2011, Neoprobe Corporation (the “Company”) completed the sale of the assets used in its business of developing, commercializing, distributing, marketing, selling and servicing gamma detection devices used in the diagnosis or treatment of cancer in human beings (the “GDS Business”) to Devicor Medical Products, Inc.  As a result of the disposition of its GDS Business, the Company has recast certain information included in the following sections of its Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 Annual Report”) to reflect the disposition of the GDS Business for all periods presented:

Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Part II, Item 8. Financial Statements and Supplementary Data

This report is being filed solely for the purpose described above.  The recast financial information is filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.  This report should be read together with the portions of the 2010 Annual Report that it supplements, and together with the Company’s Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2011, June 30, 2011, and September 30, 2011, and other Current Reports on Form 8-K filed with the Securities and Exchange Commission after the 2010 Annual Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Exhibit Description

23.1	Consent of BDO USA, LLP

99.1	Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.2	Financial Statements and Supplementary Data

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neoprobe Corporation

Date: December 30, 2011	By:	/s/ Brent L. Larson
Brent L. Larson, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

23.1	Consent of BDO USA, LLP

99.1	Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.2	Financial Statements and Supplementary Data